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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       OCTOBER 14, 2005
                                                 -------------------------------

                              PACIFIC ETHANOL, INC.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                     000-21467                41-2170618
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


    5711 N. WEST AVENUE, FRESNO, CALIFORNIA                        93711
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    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:        (559) 435-1771
                                                    ----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF AUGUST 1, 2005 BY AND AMONG THE COMPANY AND THE HOLDERS OF THE MEMBERSHIP INTERESTS OF PHOENIX BIO-INDUSTRIES, LLC

         TERMINATION OF AGREEMENT

         On October 15, 2005, the Membership Interest Purchase Agreement (the "Agreement") dated as of August 1, 2005 by and among Pacific Ethanol, Inc. (the "Company") and the Holders of the Membership Interests of Phoenix Bio-Industries, LLC, a California limited liability company ("PBI"), terminated automatically in accordance with its terms. The deadline for the closing of the transaction contemplated by the Agreement was October 15, 2005. This deadline was not met and was not waived by any party to the Agreement; accordingly, the Agreement terminated automatically on October 15, 2005.

         MATERIAL TERMS OF AGREEMENT

         On August 10, 2005, the Company entered into the Agreement with certain holders of the Membership Interests of PBI. PBI is the owner of a newly-constructed ethanol production facility in Goshen, California that is undergoing initial start-up testing.

         The purchase price, subject to certain adjustments, was to be approximately $47.5 million payable in approximately $30.5 million in cash, the assumption or payoff of approximately $9.0 million in debt and the issuance by the Company to the members of the limited liability company of an aggregate of $8.0 million in convertible subordinated promissory notes. To the extent that debt actually assumed by the Company was greater or less than $9.0 million, the cash payment of approximately $30.5 million was to be reduced or increased, respectively, by an equal amount.

         The convertible subordinated promissory notes were to be convertible at a rate of 120% of the lesser of (x) $10.00 or (y) the volume weighted average price of the Company's shares of common stock over the five (5) trading day period ending on August 10, 2005. The convertible subordinated promissory notes were to be secured by a subordinated security interest in the form of a deed of trust that encumbered PBI's ethanol production facility and the ground lease upon which it is located, junior only to one or more deeds of trust that secured an aggregate amount not to exceed $37.5 million.

         In addition, and as additional consideration for the acquisition of the membership interests, the Agreement contemplated the issuance by the Company, to the holders of the membership interests of PBI, warrants to purchase, in the aggregate, a maximum of 1.0 million shares of the Company's common stock at an exercise price of $8.00 per share.

         The Agreement also contemplated that the Company would execute a Registration Rights Agreement with the holders of the membership interests of PBI for the registration of the shares of common stock underlying the convertible subordinated promissory notes and the warrants.

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         The Agreement provided for the closing of the acquisition to occur within 3 to 5 days after the day on which the last of the conditions to closing had been satisfied or waived; provided, however, that the closing was to take place on the date which is the sooner of (i) 60 days after the date on which at least 5,000 gallons of ethanol had been produced in one day at PBI's facility and (ii) October 15, 2005. The closing of the acquisition was subject to numerous conditions in favor of the Company and the members of PBI including, among others, (i) that PBI's ethanol production facility must have been producing at a minimum rate of 25.0 million gallons of ethanol per year, (ii) that PBI was in compliance with all applicable laws and ordinances, (iii) that all members of PBI had signed the Agreement, (iv) that all permits necessary for the continued operation of the ethanol production facility following the closing date were in place and (v) that the Company secured all financing necessary for payment of the purchase price.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On October 14, 2005, on management's recommendation, the Company, in consultation with Hein & Associates LLP, the Company's independent auditors, concluded that the Company's financial statements for the quarterly periods ended March 31, 2005 and June 30, 2005 should no longer be relied upon because of errors in such financial statements as addressed in Accounting Principles Board Opinion No. 20. Management's conclusion regarding reliance upon these previously issued financial statements was also discussed with and confirmed by the Audit Committee of the Board of Directors of the Company. The accounting errors were inadvertent and were not detected until they recently surfaced as a result of the Company's investigation and analysis of its accounting practices in connection with certain comments made by the Securities and Exchange Commission to the Company's Registration Statement on Form S-1.

         The Company previously accounted for its acquisition of ReEnergy, LLC, a California limited liability company, that resulted from the share exchange transaction that occurred in March 2005, by recording the $972,250 purchase price for ReEnergy as goodwill. Upon further examination of its purchase accounting methodology for the acquisition of ReEnergy, the Company determined that it made an error in its application of the relevant accounting principles under SFAS 141, paragraph 9 (with reference to EITF No. 98-3) and determined that it should have expensed $852,250 and capitalized $120,000 of the $972,250 purchase price for ReEnergy. The Company has determined the effect of the correction on its previously issued financial statements and will restate its financial statements for the three months ended March 31, 2005 and for the six months ended June 30, 2005. Of the $972,250 purchase price for ReEnergy, $852,250 will be recorded as an expense for services rendered in connection with a feasibility study that was conducted with respect to real property that was subject to a purchase option held by ReEnergy and $120,000 will be recorded as an intangible asset for the fair value of favorable option.

         The effects of the restatement on net sales, cost of goods sold, gross profit, services rendered in connection with feasibility study, net loss, basic and diluted net loss per common share, intangible assets (net), total assets and stockholders' equity as of and for the three months ended March 31, 2005 and as of and for the six months ended June 30, 2005 are as follows:

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
         THREE MONTHS ENDED MARCH 31, 2005

                                                    AS ORIGINALLY   RESTATEMENT
                                                      REPORTED      ADJUSTMENTS      AS RESTATED
                                                      --------      -----------      -----------

         Net sales ..............................   $  2,301,997    $         --    $  2,301,997
         Cost of goods sold .....................      2,254,370              --       2,254,370
         Gross profit ...........................         47,627              --          47,627
         Services rendered in connection with
            feasibility study  ..................             --         852,250         852,250
         Net loss ...............................   $   (805,059)   $   (852,250)   $ (1,657,309)

         NET LOSS  PER COMMON SHARE:
            Basic and diluted ...................   $      (0.05)   $      (0.05)   $      (0.10)
         Intangible assets, net .................     11,788,000        (852,250)     10,935,750
         Total assets ...........................     42,511,232        (852,250)     41,658,982
         Stockholders' equity ...................   $ 33,597,995    $   (852,250)   $ 32,745,745

         SIX MONTHS ENDED JUNE 30, 2005

                                                    AS ORIGINALLY   RESTATEMENT
                                                      REPORTED      ADJUSTMENTS      AS RESTATED
                                                      --------      -----------      -----------

         Net sales ..............................   $ 25,116,430    $         --    $ 25,116,430
         Cost of goods sold .....................     24,917,278              --      24,917,278
         Gross profit ...........................        199,152              --         199,152
         Services rendered in connection with
            feasibility study ...................             --         852,250         852,250
         Net loss ...............................   $ (3,031,511)   $   (852,250)   $ (3,883,761)

         NET LOSS  PER COMMON SHARE:
            Basic and diluted ...................   $      (0.14)   $      (0.04)   $      (0.18)
         Intangible assets, net .................     11,562,666        (852,250)     10,710,416
         Total assets ...........................     41,537,605        (852,250)     40,685,355
         Stockholders' equity ...................   $ 33,604,133    $   (852,250)   $ 32,751,883


         As noted above, the Company has determined the effect of the correction on its previously issued financial statements, will restate its financial statements for the three months ended March 31, 2005 and for the three and six months ended June 30, 2005 and will file with the Securities and Exchange Commission amended Forms 10-QSB for the quarterly periods ended March 31, 2005 and June 30, 2005, which will include its restated financial statements.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  Not applicable.

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         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Not applicable.

         (c)      Exhibits.
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                  Number   Description
                  ------   -----------

                  10.1 Form of Membership Interest Purchase Agreement between the Company and the Holders of the Membership Interests of Phoenix Bio-Industries, LLC*

                  ---------------
                  * Filed with the Securities and Exchange Commission on August 16, 2005 as an exhibit to the initial filing of this Report on Form 8-K and incorporated herein by reference.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 20, 2005                            PACIFIC ETHANOL, INC.


                                              By:  /S/ WILLIAM G. LANGLEY
                                                   -----------------------
                                                   William G. Langley
                                                   Chief Financial Officer

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